UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2010 (September 14, 2010)
CROGHAN BANCSHARES, INC.
(Exact name of registrant as specified in its charter)
0-20159
(Commission File Number)

OHIO	31-1073048
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

323 CROGHAN STREET, FREMONT, OHIO	43420
(Address of principal executive offices)	(Zip Code)
(419) 332-7301
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 14, 2010, the Board of Directors of Croghan Bancshares, Inc. (“Croghan”) elected Rick M. Robertson as a director of Croghan to join the class of directors whose terms will expire at the annual meeting of shareholders in 2011. Mr. Robertson was elected to fill the vacancy on the Board of Directors created by the retirement of Steven C. Futrell on August 31, 2010. Mr. Robertson will also serve as a member of the Board of Directors of The Croghan Colonial Bank (the “Bank”), and has been appointed to serve as a member of the Trust Committee and the Board Loan Committee of the Bank.
As previously reported, Mr. Robertson was hired and appointed to succeed Mr. Futrell as President and CEO of Croghan and the Bank upon his retirement on August 31, 2010. Prior to joining Croghan, Mr. Robertson served as Executive Vice President and Chief Banking Officer of ViewPoint Bank, headquartered in Plano, Texas, from February 2006 until August 2010, where his responsibilities included retail, business and mortgage banking, credit administration and loan operations. He has also served as Chairman of ViewPoint Bankers Mortgage, Inc., a wholly-owned subsidiary of ViewPoint Bank, since September 2007. Prior to joining ViewPoint Bank, Mr. Robertson worked for Key Bank as Michigan District President from February 2002 until February 2006, as Senior Vice President, District Retail Leader (Cleveland, Ohio) from 1999 to 2001, and Area President and Senior Commercial Loan Officer (Mansfield, Ohio) from 1986 to 1999. His prior banking experience also includes executive and lending experience at First National Bank & Trust in LaPorte, Indiana and The Third National Bank & Trust in Dayton, Ohio.
Neither Mr. Robertson nor any member of his immediate family has had any business transactions or relationships with Croghan or the Bank that would require disclosure under Item 404(a) of SEC Regulation S-K. However, Mr. Robertson and members of his immediate family may enter into banking transactions with the Bank in the future in the ordinary course of business and in compliance with applicable federal and state laws and regulations.

Item 8.01.	Other Events.
Announcement of Quarterly Dividend
On September 14, 2010, the Board of Directors of Croghan Bancshares, Inc. approved the declaration of a shareholder dividend for the third quarter of 2010. The third quarter dividend of $.32 per share will be payable on October 29, 2010 to shareholders of record on October 15, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROGHAN BANCSHARES, INC.
Date: September 16, 2010	By:	/s/ Kendall W. Rieman
Kendall W. Rieman, Treasurer